For Immediate Release

On2 Technologies Announces Acquisition of Hantro Products, a Leader in Embedded Video Technology

TARRYTOWN, NY and Oulu, Finland, (May 21, 2007)- On2 Technologies, Inc. (AMEX:ONT), a leader in video compression software and solutions, announced today that it has entered into a definitive agreement to acquire Finland-based Hantro Products Oy, a market-leading provider of video technology for mobile devices. The acquisition is intended to accelerate the deployment of On2’s technology on semiconductor chipsets that power mobile and embedded devices and to further On2’s strategy for establishing a leadership position in the distribution and consumption of video on all three major device platforms used by consumers: PCs, mobile/portable devices and television.

Hantro provides optimized video compression implementations for mobile, digital consumer-electronics and IPTV devices. The company’s customers include Nokia, Freescale, LSI, Vimicro, Sanyo and over 20 other leading global device and semiconductor manufacturers. Hantro’s technology has been implemented on more than 200 million devices to date and in mobile phones produced by 5 of the top 6 handset manufacturers. Hantro is recognized as the market leader in wireless video intellectual property as measured in revenue, number of shipped devices, and number of customers.

Under the terms of the agreement, On2 will acquire Hantro in a share exchange directly with the holders of all of Hantro’s equity securities for a combination of cash and shares of On2’s common stock, par value $.01 per share. Immediately after the closing, the Hantro stockholders would own approximately 12% of the combined company on a pro forma basis, based on On2’s closing share price of $3.38 on May 18, 2007, and Hantro would become a wholly-owned subsidiary of On2.

The cash component of the acquisition price is approximately $6,800,000. If the volume-weighted average price for shares of On2 for the 10 trading days prior to closing is between $1.50 and $2.50 per share, the total value of the shares to be issued at the closing will equal $45,000,000 less the cash component. If the 10-day volume-weighted average share price prior to closing is $1.50 or less, the Company will pay the cash component and issue approximately 25,440,000 shares. If the 10-day volume-weighted average share price prior to closing is $2.50 per share or more, the Company will pay the cash component and issue approximately 15,300,000 shares. The number of On2 shares to be issued at closing is subject to adjustment, based on Hantro’s stockholders’ equity as of the date of the closing. Based on On2’s closing share price of $3.38 on May 18, 2007, the total value of the acquisition at closing, before any adjustments, would be approximately $58,400,000. After giving effect to contingent consideration of up to an additional 12.5 million On2 shares based on the level of 2007 revenues from Hantro’s business lines, ownership of the combined company by Hantro’s shareholders could be a maximum of approximately 19% on a pro forma basis. Hantro’s balance sheet as of March 31, 2007 includes approximately $4,900,000 of debt owed to Finnish financial institutions and governmental agencies. Hantro expects to generate revenues of between €6,000,000 and €9,000,000 (approximately $8,100,000 and $12,200,000) on an annualized basis for 2007, determined according to U.S. generally accepted accounting principles. On2 is currently unable to provide GAAP estimates on future earnings. On2 nevertheless anticipates that the transaction will produce break-even to slightly accretive results in 2008 on a non-GAAP basis.

“We have long set the standard for excellence in video with our codec technology. By gaining access to Hantro’s technology and expertise in chip implementation, we expect to be able to extend our reach on devices,” said Bill Joll, president and CEO of On2. “This acquisition should speed the deployment of VP6™ and VP7™ by industry-leading embedded platform suppliers. For device manufacturers, this should mean that On2’s video technology can be easily implemented on devices with low silicon costs, lower power demands and increased performance. Users of mobile and other embedded devices should soon benefit from On2’s unsurpassed video quality on all their video screens. Finally, consumer electronic equipment suppliers should soon be able to deliver devices that can play longer high quality videos at a significantly lower cost.”

“We are looking forward to giving our current customers access to On2’s best-of-breed technology and to making the On2 TrueMotion® codecs available for the first time at the hardware level,” said Eero Kaikkonen, president and CEO of Hantro. “In the device industry, ease of implementation, low power consumption, high performance and low bill of materials are important factors when evaluating technology. By combining Hantro’s longstanding expertise in low power consumption hardware video designs with On2’s cutting-edge video technology, we expect On2’s TrueMotion® codecs will become an easy choice for embedded and mobile manufactures and service providers. By adding On2’s codecs to Hantro’s current offerings, we will lead the industry in highly optimized, scalable and economically viable solutions for cross-platform applications that are shaping the future of video.”

As a result of the On2 acquisition, the combined company will have a comprehensive portfolio of highly optimized VP6 and VP7 codecs and standards-based video compression technologies. The combined company will continue to support Hantro’s customers with Hantro’s market leading multi-format hardware video IP products offering the widest range of options for semiconductor companies developing multimedia chipsets. The combined company will offer a full range of products and capabilities for video applications ranging from very low data rates to high-definition video across web, embedded devices, consumer devices and mobile/Wifi applications.

The acquisition by share exchange is expected to close before mid-August 2007 and is subject to approval by On2’s stockholders and subject to On2 raising $20,000,000 through sales of On2’s equity securities prior to the closing of the acquisition of Hantro, as well as to customary closing conditions. The purpose of the equity offering is to generate working capital for the combined companies.

Oppenheimer & Co. Inc. and WR Hambrecht + Co served as financial advisors to On2 Technologies, Inc. on this transaction.

Mooreland Partners LLP served as financial advisors to Hantro Products Oy on this transaction.

The share exchange with the securityholders of Hantro has not been registered under the Securities Act of 1933, as amended, and will not be consummated in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. This press release does not constitute an offer to sell any securities of On2.

On2, together with the other participants as indicated below, intends to file with the SEC a proxy statement and accompanying proxy card to be used to solicit votes for the proposed Share Exchange at the 2007 Annual Meeting of Stockholders of On2, which has not yet been scheduled. On2 urges its stockholders to read the proxy statement in its entirety, including the Share Exchange Agreement, when it becomes available because it will contain important information, including information on their participants and their interests in On2. When filed, the proxy statement will be available at no charge at the SEC's website at http://www.sec.gov. The participants will provide copies of the proxy statement without charge upon request made to On2 at 21 Corporate Drive, Clifton Park, New York 12065 (518) 348-0099. The participants in this proxy solicitation are anticipated to be On2, its directors and Pekka Salonoja, a nominee to the board of directors of On2. Mr. Salonoja is acting on behalf of the Nexit Ventures funds, which are one of the principal stockholders of Hantro that will accordingly receive a portion of the consideration to be paid and issued by On2 in the proposed Share Exchange with the securityholders of Hantro.

The company will host an investor conference call for the announcement on Tuesday, May 22, 2007, at 5:00 pm EDT

Conference Call

Event Date: 05/22/2007
Event Time: 5:00 PM Eastern
Event Title: Investor Call
Webcast URL: http://www.vcall.com/IC/CEPage.asp?ID=117409
Webcast Replay Available Until: 05/22/2008
Live Participant Dial In (Toll Free):877-407-9210
Live Participant Dial In (International): 201-689-8049
Replay Number (Toll Free):877-660-6853
Replay Number (International): 201-612-7415
Replay Passcodes (both required for playback):
Account #: 286
Conference ID #:243256
Teleconference Replay Available Until: 5/23/2007 11:59 PM

About On2 Technologies

On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of digital video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen On2 Video compression and streaming technologies. On2 Video codecs are widely used in the Internet, video-on-demand, VoIP, and mobile media markets. On2's software is used by such leading global companies as Adobe/Macromedia, AOL, Skype, XM Satellite Radio, Sony, CTTNet, VitalStream, and Tencent. Located in Tarrytown, NY, the company has R&D offices in Clifton Park, NY, and Cambridge, UK. To contact On2, write to sales@on2.com or visit http://www.on2.com.

About Hantro

A leader in multimedia technology for mobile devices, Hantro’s designs have been incorporated in over 200 million handsets worldwide with customers in the North American, EMEA and APAC markets. Provided as intellectual property and delivering optimal value and performance, Hantro’s portfolio includes hardware and software MPEG4, H.263, H.264/AVC and VC-1 video codecs, audio and still image codecs as well as integration platforms and application solutions. Uniquely positioned to deliver technology solutions for semiconductor and device manufacturers, Hantro enables IPTV, mobile TV, video sharing, camcorder, media player, video telephony and more. For further information please visit www.hantro.com.

On2 Statement Under the Private Securities Litigation Reform Act

The release contains information about future expectations, plans and prospects of On2 Technologies, Inc.'s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, that the proposed transaction may not result in the development of combined products or increases in revenues that are anticipated, the risk that the integrations of the businesses may not occur without significant additional costs and other factors that are discussed in the Company's Annual Report on Form 10-K, as amended, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

Contacts

Investor Relations:
Matt Frost
On2 Technologies
914-468-0510
invest@on2.com

Media Relations:
Sam Vasisht
On2 Technologies
518 724-3872
svasisht@on2.com